AMENDMENT #1
SUPPORT SERVICES AGREEMENT

This Amendment #1 to Support Services Agreement (this “Amendment”) is dated as of April 3, 2009 (the “Effective Date”), between Strands Management Company, LLC, a California limited liability company (“SMC”), MGMT Energy, Inc., a Nevada corporation (“MGMT”), David Walters, Keith Moore, and Matt Szot (collectively, the “Principals”).

WHEREAS, SMC and MGMT are parties to that certain Support Services Agreement dated as of January 14, 2009 (the “Original Agreement,” and as amended by this Amendment, the “Agreement”).

WHEREAS, pursuant to Section 2.1 of the Original Agreement, SMC agreed to defer the MS Fee payable thereunder until MGMT received at least $3.0 million from one or more Financings.

WHEREAS, at the time SMC and MGMT entered into the Original Agreement, neither party anticipated that SMC would be required to defer the MS Fee for the length of time it currently has so deferred.

WHEREAS, MGMT desires for SMC to continue to perform the Management Services and, in order to induce SMC to continue to perform the same, desires to issue to the Principals an aggregate of 325,000 shares of MGMT’s restricted common stock as a non-refundable retainer; and, conditioned on receipt of such shares by such Principals, SMC desires to continue to perform the Management Services (the “Retainer Arrangement”).

WHEREAS, MGMT and SMC desire to amend the Original Agreement in order to set forth their understanding regarding the Retainer Arrangement.

NOW THEREFORE, in consideration of the premises and of the mutual conditions and agreements contained herein, the parties agree as follows:

1.           Defined Terms.  Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Original Agreement.

2.           Retainer Arrangement.  In order to induce SMC to continue to provide the Management Services, promptly following the execution and delivery of this Agreement, MGMT shall issue to the principals of SMC set forth on Schedule A that number of shares of MGMT’s common stock set forth opposite the name of such principal on Schedule A (the “Shares”).  Such Shares shall constitute a non-refundable retainer fee and inducement to SMC to continue to provide the Management Services.

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3.           Investment Representations.  Each Principal hereby several and not jointly represents and warrants to MGMT that: Such Principal is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), is financially able to bear the economic risks of acquiring the Shares and the other transactions contemplated hereby, and has no need for liquidity in this investment. Such Principal has such knowledge and experience in financial and business matters in general, and with respect to businesses of a nature similar to the business of MGMT, so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Shares. Such Principal is acquiring the Shares solely for his own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act or an exemption from such registration is available. Such Principal has (i) received all the information he has deemed necessary to make an informed investment decision with respect to the acquisition of the Shares, including the information MGMT has filed publicly with the Securities and Exchange Commission (the “SEC”), (ii) had an opportunity to make such investigation as he has desired pertaining to MGMT and the acquisition of an interest therein, and to verify the information which is, and has been, made available to him and (iii) had the opportunity to ask questions of MGMT concerning its business and operations.  Such Principal has received no public solicitation or advertisement with respect to the offer or sale of the Shares. Such Principal realizes that the Shares are “restricted securities” as that term is defined in Rule 144 promulgated by the SEC under the Securities Act, the resale of the Shares is restricted by federal and state securities laws and, accordingly, the Shares must be held indefinitely unless their resale is subsequently registered under the Securities Act or an exemption from such registration is available for their resale. Such Principal understands that any resale of the Shares by him must be registered under the Securities Act (and any applicable state securities law) or be effected in circumstances that, in the opinion of counsel for MGMT at the time, create an exemption or otherwise do not require registration under the Securities Act (or applicable state securities laws). Such Principal acknowledges and consents that certificates now or hereafter issued for the Shares will bear a legend substantially as follows:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTIONS AFFORDED BY SECTION 4(1) OF THE SECURITIES ACT AND RULE 144 THEREUNDER). AS A PRECONDITION TO ANY SUCH TRANSFER, THE ISSUER OF THESE SECURITIES SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AND/OR SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY THERETO THAT ANY SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES LAWS.”

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Such Principal understands that the Shares are being sold to such Principal pursuant to the exemption from registration and that MGMT is relying upon the representations made herein as one of the bases for claiming the exemption.

4.           Full Force and Effect; Conflicts; Governing Law.  The Original Agreement, as amended hereby, shall remain in full force and effect.  In the event of a conflict between the Original Agreement and this Amendment, this Amendment shall control to the extent of the conflict.  This Amendment shall be governed by the laws of the State of California, without references to conflict of law principles thereof.

[Remainder Left Blank – Signature Page Follows]

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IN WITNESS WHEREOF, the parties have entered into this Amendment on the date first above written.

STRANDS MANAGEMENT COMPANY, LLC,	MGMT ENERGY, INC.
a California limited liability company	a Nevada corporation

By: Keith Moore	By: John P. Baugues
Title: Managing Member	Title: Chief Executive Officer

Address: 30950 Rancho Viejo Rd #120
San Juan Capistrano, CA 92675

Keith Moore

David Walters

Matt Szot

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Schedule A
Restricted Common Stock to Be Issued:

David Walters:	146,250 common shares
Keith Moore:	146,250 common shares
Matt Szot:	32,500 common shares

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